Exhibit 4.10

[FACE OF NOTE]

CUSIP NO.

REGISTERED

PRINCIPAL	AMOUNT
No. FL -

JOHN DEERE CAPITAL CORPORATION
SUBORDINATED MEDIUM-TERM NOTE, SERIES I
(FLOATING RATE)

Due 9 Months or More from Date of Issue

If the registered owner of this Security (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

STATED MATURITY DATE:

INITIAL INTEREST RATE:

BASE RATE:

If Federal Funds Rate:	☐ (Effective) Rate

☐ Open Rate

☐ Target Rate

INDEX MATURITY:

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

CALCULATION AGENT:

CALCULATION DATE:

SINKING FUND:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

DAY COUNT CONVENTION:

INTEREST DETERMINATION DATE:

INTEREST RESET PERIOD:

INTEREST RESET DATES:

INTEREST PAYMENT PERIOD:

INTEREST PAYMENT DATES:

TOTAL AMOUNT OF OID:

INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:

OPTIONAL INTEREST RATE:

Reset:	☐ Yes ☐	No

OPTIONAL INTEREST RATE:
Reset Date:

OPTION TO ELECT REPAYMENT:	☐ YES	☐ NO

OPTIONAL REPAYMENT DATE[S]:

OPTIONAL REDEMPTION:	☐ YES	☐ NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

MINIMUM DENOMINATION:

☐ Other:

SPECIFIED CURRENCY:

United States Dollars:	☐ NO

FOREIGN CURRENCY:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY

OTHER THAN U.S. DOLLARS:	☐ YES	☐ NO

EXCHANGE RATE AGENT:

REFERENCE BANKS:

ADDITIONAL AMOUNTS:

DEFEASANCE:	☐ YES ☐	NO

COVENANT DEFEASANCE: ☐ NO

OTHER/DIFFERENT PROVISIONS:

REGULAR RECORD DATE IF OTHER THAN 15 CALENDAR DAY PRECEDING THE INTEREST PAYMENT DATE:

JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date (if the first Interest Reset Date is later than the Original Issue Date) and thereafter at the interest rate determined by reference to the Base Rate shown above, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, or determined by reference to such other formula or adjusted in such other manner, in each case calculated in accordance with the provisions on the reverse hereof, until the principal hereof is paid or duly made available for payment. The Company will pay interest on each Interest Payment Date, if any, specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day (except that if the Base Rate specified above is SOFR or EURIBOR, and such day falls in the next succeeding calendar month, such payment will be made on the next preceding Business Day) as described on the reverse hereof. For purposes of this Security unless otherwise specified on the face hereof, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if this Security is denominated or payable in a Specified Currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open (“TARGET Business Day”); provided further that, if the Base Rate specified above is EURIBOR, such day is also a London Business Day. “London Business Day” means a day on which commercial banks are open for business in London. “U.S. Government Securities Business Day” means a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. “Principal Financial Center” means the capital city of the country issuing the Specified Currency, except, that with respect to U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.

Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be (each an “Interest Period”). The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be.

Notwithstanding the foregoing, if the Specified Currency is other than U.S. dollars and the Company determines that such Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made in U.S. dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the “Place of Payment”). The Company has initially appointed U.S. Bank National Association, at its corporate trust office in The City of New York as Paying Agent.

If the Specified Currency shown above is U.S. dollars or the Specified Currency shown above is a Foreign Currency, and the Holder has not elected to exercise its option, if any, to receive payments in such Specified Currency, (i) payment of interest on this Security (other than on the Maturity Date) will be made in U.S. dollars by check mailed to the registered address of the Holder hereof, or at the Company’s option, by wire transfer to a bank account maintained by the Holder and (ii) the principal of this Security, premium, if any, together with the interest accrued and unpaid thereon, due at the Maturity Date shall be paid in U.S. dollars in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company’s option, by wire transfer to such bank account of immediately available funds in U.S. dollars to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder hereof, provided such bank has appropriate facilities to make such payments and this Security is presented and surrendered at the office or agency designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make such payments in such funds in accordance with its normal procedures. If the Specified Currency shown above is a Foreign Currency and the Holder is entitled to elect, and has elected, to receive payments in such Specified Currency, (i) interest due on an Interest Payment Date other than the Maturity Date will be paid by check in the Specified Currency mailed to the registered address of the Holder hereof or, at our option, by wire transfer in the Specified Currency to a bank account maintained by the Holder in the country of the Specified Currency and (ii) the principal of, premium, if any, and interest on this Security due on the Maturity Date will be paid in the Specified Currency in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company’s option, by wire transfer to such bank account of immediately available funds in the Specified Currency to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the Holder, provided, in the case of (ii), the particular bank has appropriate facilities to make these payments and this Security is presented and surrendered at the office or agency maintained by the Company for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures. The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO THE SUBORDINATION OF THIS SECURITY TO THE COMPANY’S SENIOR INDEBTEDNESS.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature (which signature may be entered on such certificate electronically), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Floating Rate Medium-Term Note, Series I, Due 9 Months or More from Date of Issue to be duly executed under its facsimile corporate seal.

JOHN DEERE CAPITAL CORPORATION

By:
Authorized Officer

Attest:
Secretary
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

JOHN DEERE CAPITAL CORPORATION
SUBORDINATED MEDIUM-TERM NOTE, SERIES I

Section 1. General. This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an indenture, dated as of September 1, 2003, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and U.S. Bank National Association, Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Security by deductions from such payments.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent will have no liability therefor.

All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

Section 3. Interest Rate Calculations. Unless otherwise set forth on the face hereof, the following provisions of this Section 3 shall apply to the calculation of interest on this Security. If the first Interest Reset Date is later than the Original Issue Date, this Security will bear interest from its Original Issue Date to the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate set forth on the face hereof, as adjusted by the Spread, the Spread Multiplier or other formula, if any, set forth on the face hereof.

As set forth on the face hereof, this Security may also have a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Reset Period (as defined below) (“Maximum Interest Rate”). Unless otherwise specified on the face hereof, this Security will have a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Reset Period (“Minimum Interest Rate”) of zero percent. In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at another interval (each, an “Interest Reset Period”), as set forth on the face hereof. The date or dates on which interest will be reset (each, an “Interest Reset Date”) will be, if this Security resets (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Base Rate set forth on the face hereof is the Treasury Rate); (iii) weekly and if the Base Rate set forth on the face hereof is the Treasury Rate, the Tuesday of each week (except as provided below); (iv) monthly, the third Wednesday of each month; (v) quarterly, the third Wednesday of March, June, September and December of each year; (vi) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (vii) annually, the third Wednesday of the month set forth on the face hereof. If the Base Rate set forth on the face hereof is the Treasury Rate and a Treasury auction shall fall on the Interest Reset Date for this Security, then such Interest Reset Date shall instead be the first Business Day immediately following such Treasury auction. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is SOFR or EURIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The face hereof sets forth the initial interest rate for this Security. That rate is effective until the first Interest Reset Date. Commencing with the first Interest Reset Date, the interest rate will be the rate determined on each related Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the related Interest Reset Date.

The interest payable hereon on each Interest Payment Date and on the Maturity Date shall be the amount of interest accrued from and including the Original Issue Date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date (each such period, an “Interest Period”). If the Maturity Date falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest with respect to the Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, and no interest shall accrue on the amount so payable as a result of such delayed payment. If an Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement (except if the Base Rate specified above is SOFR or EURIBOR, and such day falls in the next succeeding calendar month, such Interest Payment Date will be advanced to the immediately preceding Business Day), it being understood that, to the extent this sentence is inconsistent with Section 112 of the Indenture, the provisions of this sentence shall apply in lieu of such Section.

Except as set forth below under “Determination of SOFR”, accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, if the Base Rate set forth on the face hereof is the Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, Prime Rate, SOFR or EURIBOR (as described below), or by the actual number of days in the year, if the Base Rate set forth on the face hereof is the Treasury Rate (as described below). The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or if none, the Initial Interest Rate, as set forth on the face hereof).

All percentages resulting from any calculation with respect hereto will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 7.123455% (or 0.07123455) being rounded to 7.12346% (or 0.0712346) and 7.123454% (or 0.07123454) being rounded to 7.12345% (or 0.0712345)), and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

Unless specified on the face hereof, interest will be payable on, if this Security resets (i) daily, weekly or monthly, the third Wednesday of each month; (ii) quarterly, the third Wednesday of March, June, September and December of each year; (iii) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (iv) annually, the third Wednesday of the month set forth on the face hereof (each, an “Interest Payment Date”), and in each case, on the Maturity Date.

If the Base Rate set forth on the face hereof is SOFR, the Interest Determination Date will be five U.S. Government Securities Business Days preceding the Interest Payment Date for the applicable Interest Period; if the Base Rate set forth on the face hereof is EURIBOR, the Interest Determination Date will be the second TARGET Business Day immediately preceding the Interest Reset Date; and if the Base Rate set forth on the face hereof is the Treasury Rate, the Interest Determination Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity (as defined below) would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, the Interest Determination Date is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

If the Base Rate set forth on the face hereof is the Commercial Paper Rate, Federal Funds Rate or the Prime Rate, the Interest Determination Date will be the first Business Day preceding such Interest Reset Date.

If the interest rate of this Security is determined by reference to two or more Interest Rate Bases (excluding SOFR) specified on the face hereof, the Interest Determination Date will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Reset Basis is determinable.

Unless otherwise set forth on the face hereof, the “Calculation Date,” where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

The Company will appoint and enter into an agreement with an agent (a “Calculation Agent”) to calculate the rate of interest on the Securities of this series which bear interest at a floating rate. Unless otherwise set forth on the face hereof, the paying agent will be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date.

Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

Determination of Commercial Paper Rate. If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If that rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an Agent or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with the Company).

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“H.15 Daily Update” means the daily update of H.15, available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15, or any successor site or publication.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the Interest Reset Period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate set forth on the face hereof is EURIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to EURIBOR and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•	EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Company: euro deposits having the Index Maturity, beginning on the Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the Company: loans of euro having the Index Maturity, beginning on the Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•	If fewer than three banks selected by the Company are quoting as described above, EURIBOR determined as of such EURIBOR Interest Determination Date will be EURIBOR in effect on such EURIBOR Interest Determination Date. If the initial base rate has been in effect for the prior interest period however, it will remain in effect for the new interest period.

•	Notwithstanding the foregoing, if the Company determines that EURIBOR has been permanently discontinued, the calculation agent (as directed by the Company) will use, as a substitute for EURIBOR (the “EURIBOR Alternative Rate”) and for each future Interest Determination Date, the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, as directed by the Company, make such adjustments (“Adjustments”) to the EURIBOR Alternative Rate or the Spread thereon, as well as the Business Day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such EURIBOR Alternative Rate for debt obligations such as this Security. If there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, the Company may appoint in its sole discretion an Independent Financial Advisor (the “IFA”) to determine an appropriate EURIBOR Alternative Rate, and any adjustments, and the decision of the IFA will be binding on the Company, the calculation agent and the Holders. If, however, the Company determines that EURIBOR has been permanently discontinued, but there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage and for any reason a EURIBOR Alternative Rate has not been determined, EURIBOR determined as of such EURIBOR Interest Determination Date shall be EURIBOR in effect on such EURIBOR Interest Determination Date.

Determination of SOFR. The Interest Rate for each Interest Period will be equal to Compounded SOFR plus a spread, calculated as described herein; provided, that the interest rate will in no event be less than 0.00%. The amount of interest accrued and payable on this Security for each Interest Period will be equal to the product of (1) the outstanding principal amount of this Security multiplied by (2) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the Interest Period divided by 360.

“Compounded SOFR,” with to respect to any Interest Period, means a daily compounded rate of return computed in accordance with the formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655))):

where:

•	“d0” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

•	“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

•	“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;

•	“ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

•	“d” is the number of calendar days in the relevant Observation Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)	the Secured Overnight Financing Rate published by the New York Federal Reserve as such rate appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

The following procedure will be followed if Compounded SOFR cannot be determined as described above:

If the Company or its designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to this Security, shall become effective without consent from the holders of this Security or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark; and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate; and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time; and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA” means the International Swaps and Derivatives Association, Inc.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means the period from and including five U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding five U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including five U.S. Government Securities Business Days preceding the Date of Issue to but excluding five U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Federal Funds Rate. If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified on the face hereof. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to this Security for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

•	If Federal Funds (Effective) Rate is the specified Federal Funds Rate, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal funds (effective).”

The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent (after consultation with the Company), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•	If Federal Funds Open Rate is the specified Federal Funds Rate, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•	If Federal Funds Target Rate is the specified Federal Funds Rate, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=“).

The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of Prime Rate. If the Base Rate set forth on the face hereof is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan”.

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an Agent or its affiliates, in the City of New York selected by the calculation agent (after consultation with the Company).

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate set forth on the face hereof is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity as published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the calculation agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D x N	x 100
360 - (D xM)

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

Determination of Eleventh District Cost of Funds Rate. If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the “Eleventh District Cost of Funds Rate” for any Interest Determination Date with respect thereto is the rate equal to the monthly weighted average cost of funds for the month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District”; or if the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement, or if no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Section 4. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof, at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof, until the redemption price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series of which this Security is a part, with differing issue dates, interest rates or formula and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee or the Paying Agent in writing thereof at least 45 days prior to the relevant Redemption Date.

Section 5. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Paying Agent must receive, at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 6. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

Section 7. Discount Securities. If this Security (such a Security being referred to as a “Discount Security”) (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.

Section 8. Modification and Waivers; Subordination; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities at the time, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The indebtedness evidenced by the Securities is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to such provisions of the Indenture. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Currency herein prescribed.

Section 9. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

Section 10. Minimum Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

Section 11. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to as a “Global Security”), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days after notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion and subject to the procedures of the Depository, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery of Securities in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof by the Company) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 12. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 13. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Section 14. Governing Law. This Security shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the “Repayment Date”), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 60 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at c/o U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York, 10005, Attention: Corporate Trust Administration.

If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $ ; provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof.

If less than the entire principal amount of this Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $ .

Dated:_________________
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alterations or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT
MIN ACT	—	_____Custodian_____
(Cust.) (Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address, including zip code of assignee the within Security of JOHN DEERE CAPITAL CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.